Exhibit 16.1

January 23, 2025

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: Kuke Music Holding Limited

Dear Sir or Madam:

We have read Form 6-K dated January 23, 2025 of Kuke Music Holding Limited (“Registrant”) and do not disagree with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Form 6-K.

Sincerely,

/s/ Yu Certified Public Accountant, P.C.

Yu Certified Public Accountant, P.C.

New York, New York